Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated June 28, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Medtronic, Inc.’s Annual Report on Form 10 K for the year ended April 29, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 6, 2012